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               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111


701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400



                                  June 17, 1996

Nellie Mae Education Funding, LLC
50 Braintree Hill Park - Suite 300
Braintree, Massachusetts 02184

Re:      Nellie Mae Education Funding, LLC
         Registration Statement on Form S-3 (No. 333-4418)

Dear Sir or Madam:

         We have acted as counsel to Nellie Mae Education Funding, LLC, a Delaware limited liability company (the "Seller"), as originator of the Nellie Mae Education Loan Trust, a Massachusetts business trust (the "Trust"), in connection with the preparation and filing of a Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission on May 3, 1996, as amended on June 17, 1996 (the "Registration Statement"). The Registration Statement relates to the offering of Libor Rate Class A-1 Asset Backed Notes (the "Class A-1 Notes"), Libor Rate Class A-2 Asset Backed Notes (the "Class A-2 Notes") (the Class A-1 Notes and the Class A-2 Notes collectively, the "1996-A Notes") and Libor Rate Asset Backed Certificates (the "1996-A Certificates"). The Notes will be issued by the Trust pursuant to the Master Indenture dated as of June 1, 1996 (the "Master Indenture") between the Trust and State Street Bank and Trust Company, as indenture trustee (the "Indenture Trustee"), and a related Terms Supplement authorizing the 1996-A Series (the "First Terms Supplement" and, together with the Master Indenture, the "Indenture"). The 1996-A Certificates will be issued pursuant to the Trust Agreement dated as of June 1, 1996 (the "Trust Agreement"), between the Seller and Fleet National Bank, as owner trustee (the "Owner Trustee"), and a related Trust Supplement authorizing the 1996-A Certificates (the "First Trust Supplement" and, together with the Trust Agreement, the "Trust Agreement").

         In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including but not limited to (a) a prospectus forming a part of the Registration Statement (the "Prospectus"), (b) the forms of the following documents filed as exhibits to the Registration Statement: (i) the Master Indenture, (ii) the Trust Agreement, (iii) the First Terms Supplement,
(iv) the
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Nellie Mae Education Funding, LLC
June 17, 1996
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First Trust Supplement and (v) the Administration Agreement, among Nellie Mae,
Inc., as Administrator, the Seller, the Owner Trustee and the Indenture Trustee,
(c) a specimen of the Class A-1 Notes, (d) a specimen of the Class A-2 Notes and
(e) a specimen of the 1996- A Certificates.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon such examination and subject to the foregoing, we are of the following opinion:

         1. When the Trust Agreement has been duly and validly authorized by all necessary action on the part of the Seller and the Trust, and upon execution and delivery thereof by the Seller and the Trust, the Trust Agreement will constitute the legal, valid and binding agreement of the Seller and the Trust, enforceable against the Seller and the Trust in accordance with its terms.

         2. When the Master Indenture has been duly and validly authorized by all necessary action on the part of the Trust and the Indenture Trustee, and upon execution and delivery thereof by the Trust and the Indenture Trustee, the Master Indenture will constitute the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms.

         3. When the 1996-A Certificates have been duly and validly authorized by all necessary action on the part of the Trust (subject to the terms thereof being otherwise in compliance with applicable law at such time) and when issued, executed and delivered in accordance with the provisions of the Trust Agreement, and when sold as described in the Registration Statement, the 1996-A Certificates will be validly issued, fully paid and nonassessable 1996-A Certificates representing undivided interests in the Trust, in accordance with their terms.

         4. When the 1996-A Notes have been duly and validly authorized by all necessary action on the part of the Trust (subject to the terms thereof being otherwise in compliance with applicable law at such time) and when issued, executed and delivered in accordance with the provisions of the Master Indenture, and when sold as described in the Registration Statement, the 1996-A Notes will be validly issued 1996-A Notes and will constitute valid and binding obligations of the Trust in accordance with their terms.
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Nellie Mae Education Funding, LLC
June 17, 1996
Page 3

         The opinions set forth above are subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

         Our opinion is limited to the law of the Commonwealth of Massachusetts, and we express no opinion with respect to the law of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the 1996-A Notes or the 1996-A Certificates under the securities or blue sky laws of any state or any foreign jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and the reference to our firm whenever it appears in such Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended. In giving such permission, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,

                                               /s/  Mintz, Levin, Cohn, Ferris,
                                                Glovsky and Popeo, P.C.

                                               Mintz, Levin, Cohn, Ferris,
                                                Glovsky and Popeo, P.C.